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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 Nos. 333-79225 and 333-51034) pertaining to the Corinthian Colleges, Inc. 1998 Performance Award Plan,

  (2)
  Registration Statement (Form S-8 Nos. 333-51032 and 333-186384) pertaining to the Corinthian Colleges, Inc. Employee Stock Purchase Plan,

  (3)
  Registration Statement (Form S-8 Nos. 333-115763, 333-131800, 333-172014, and 333-181213) pertaining to the Corinthian Colleges, Inc. 2003 Performance Award Plan,

  (4)
  Registration Statement.(Form S-8 No. 333-117889) pertaining to the Corinthian Colleges, Inc. Executive Deferral Plan, and

  (5)
  Registration Statement (Form S-8 No. 333-124955) pertaining to the Corinthian Colleges, Inc. 2004 New-Hire Award Plan;

of our reports dated September 3, 2013, with respect to the consolidated financial statements of Corinthian Colleges, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Corinthian Colleges, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended June 30, 2013.

/s/ Ernst & Young LLP

Orange County, California
September 3, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM